UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 22, 2012

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C.
GE Capital Retail Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945,
333-169151, 333-107495-02,	57-1173164 (RFS Holding, L.L.C.)
333-130030-01, 333-144945-01,	20-0268039 (GE Capital Credit Card Master
333-169151-01	Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6190
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

RFS Holding, L.L.C. entered into an Underwriting Agreement, dated May 22, 2012 (“2011-1 Underwriting Agreement”), among RFS Holding, L.L.C., RFS Holding, Inc. and RBS Securities Inc. relating to the Series 2011-1, Class B Asset Backed Notes (the “Class B Series 2011-1 Notes”) by GE Capital Credit Card Master Note Trust described in the Prospectus dated May 22, 2012 and the Prospectus Supplement dated May 22, 2012.

RFS Holding, L.L.C. entered into an Underwriting Agreement, dated May 22, 2012 (“2012-1 Underwriting Agreement”), among RFS Holding, L.L.C., RFS Holding, Inc. and RBS Securities Inc. relating to the Series 2012-1, Class B Asset Backed Notes (the “Class B Series 2012-1 Notes”) by GE Capital Credit Card Master Note Trust described in the Prospectus dated May 22, 2012 and the Prospectus Supplement dated May 22, 2012.

Item 8.01	Other Events.

The Registrant is filing Exhibits 5.1 and 8.1 in connection with the issuance of the Class B Series 2011-1 Notes and Exhibits 5.2 and 8.2 in connection with the issuance of the Class B Series 2012-1 Notes.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1	2011-1 Underwriting Agreement
1.2	2012-1 Underwriting Agreement
5.1	2011-1 Opinion of Mayer Brown LLP with respect to legality
5.2	2012-1 Opinion of Mayer Brown LLP with respect to legality
8.1	2011-1 Opinion of Mayer Brown LLP with respect to tax matters
8.2	2012-1 Opinion of Mayer Brown LLP with respect to tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2012	RFS Holding, L.L.C., as depositor

	By:	/s/ Vishal Gulati
	Name:	Vishal Gulati
	Title:	Vice President